EXHIBIT 4.1

AMENDMENT TO THE SERIES E PREFERRED STOCK PURCHASE AGREEMENT

                     This Amendment to the Series E Preferred Stock Purchase Agreement (the "Amendment") is entered into as of August 16, 2001, by and among OptiMark Holdings, Inc., a Delaware corporation (the "Company"), and each of the entities, severally and not jointly, whose names are set forth on the signature pages hereto.

                     WHEREAS, the Company and each of the entities (which entities are hereinafter collectively referred to as "Initial Purchasers"), severally and not jointly, whose names are set forth on the Schedule of Initial Purchasers attached as Annex A to this Amendment have entered into a Series E Preferred Stock Purchase Agreement, dated as of June 29, 2001 (the "Purchase Agreement"). Defined terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement; and

                     WHEREAS, the Company has requested that the Initial Purchasers agree to amend the Purchase Agreement and the Initial Purchasers, being the holders of at least a majority of the Shares as of the date hereof, have agreed to accommodate such request.

                     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                     1.     Amendment of Section 5.4.  Section 5.4 of the Purchase Agreement is hereby amended by adding after the last sentence of Section 5.4 the following:

In the event SOFTBANK exercises its right to have the Compensation Committee Requirement satisfied pursuant to the immediately preceding sentence and SOFTBANK fails to give the Company notice of such exercise no later than seven days prior to any Closing Date, SOFTBANK shall waive the Company’s obligations pursuant to Section 6.2(k) with respect to such Closing Date.

                     2.     Amendment of Exhibit A.  Exhibit A of the Purchase Agreement is hereby deleted and replaced in its entirety by the following:

Exhibit A

Closing Date	Purchaser	Purchase Price	Preferred Shares Issued

June 29, 2001	Softbank Capital Partners LP	$3,024,879	201,658
	Softbank Capital LP	$2,972,910	198,194
	Softbank Capital Advisors Fund LP	$52,211	3,480

		$6,050,000*	403,332

             *On the First Closing Date, $4,069,064.41 will be paid by SOFTBANK pursuant to the cancellation of six promissory notes issued by the Company to SOFTBANK. $4,000,000 of such amount is the aggregate principal amount of the notes and the balance is interest due as of such date. In addition, SOFTBANK will withhold $154,140.05 from the $6,050,000 due at the First Closing for payment of fees of its counsel.

July 13, 2001	Softbank Capital Partners LP	$549,978	36,665
	Softbank Capital LP	$540,529	36,035
	Softbank Capital Advisors Fund LP	$9,493	633

		$1,100,000	73,333

August 13, 2001	Softbank Capital Partners LP	$651,759.65	43,451
	Softbank Capital LP	$640,561.96	42,704
	Softbank Capital Advisors Fund LP	$11,249.82	750
	Big Island LLC	$21,428.57	1,428

		$1,325,000	88,333

September 14, 2001	Softbank Capital Partners LP	$680,758.49	45,384
	Softbank Capital LP	$669,062.58	44,604
	Softbank Capital Advisors Fund LP	$11,750.36	784
	Big Island LLC	$21,428.57	1,428

		$1,383,000	92,200

October 11, 2001	Softbank Capital Partners LP	$614,261.15	40,951
	Softbank Capital LP	$603,707.71	40,247
	Softbank Capital Advisors Fund LP	$10,602.57	707
	Big Island LLC	$21,428.57	1,428

		$1,250,000	83,333

November 13, 2001	Softbank Capital Partners LP	$539,264.15	35,951
	Softbank Capital LP	$529,999.21	35,333
	Softbank Capital Advisors Fund LP	$9,308.07	621
	Big Island LLC	$21,428.57	1,428

		$1,100,000	73,333

December 13, 2001	Softbank Capital Partners LP	$539,264.15	35,951
	Softbank Capital LP	$529,999.21	35,333
	Softbank Capital Advisors Fund LP	$9,308.07	621
	Big Island LLC	$21,428.57	1,428

		$1,100,000	73,333

January 14, 2002	Softbank Capital Partners LP	$539,264.15	35,951
	Softbank Capital LP	$529,999.21	35,333
	Softbank Capital Advisors Fund LP	$9,308.07	621
	Big Island LLC	$21,428.57	1,428

		$1,100,000	73,333

February 13, 2002	Softbank Capital Partners LP	$285,274.31	19,018
	Softbank Capital LP	$280,373.09	18,693
	Softbank Capital Advisors Fund LP	$4,924.03	327
	Big Island LLC	$21,428.57	1,432

		$592,000	39,470

Total After All Closings		$15,000,000	1,000,000

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                     3.     Amendment of Exhibit E-2.  Exhibit E-2 of the Purchase Agreement is hereby deleted and replaced in its entirety by the following:

Exhibit E-2

Employees Subject to the Non-Competition
Agreement on or Before July 13, 2001

Gary Meshell
Trevor Price

Employees Subject to the Non-Competition
Agreement on or Before August 13, 2001

Robert Warshaw

                     4.     No Other Amendments; Purchase Agreement Remains in Effect.  Except as expressly amended by this Amendment, the Purchase Agreement shall remain in full force and effect in the form in which it existed immediately prior to the execution and delivery of this Amendment.

                     5.     Fees and Expenses.  Each party shall bear its own fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

                     6.     Modification and Waiver.  No amendment or modification of the terms or provisions of this Amendment shall be binding unless the same shall be in writing and duly executed by the parties hereto. No waiver of any of the provisions of this Amendment shall be deemed to or shall constitute a waiver of any other provisions hereof. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                     7.     No Implied Rights. Nothing herein, express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto and their affiliates, any interest, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

                     8.     Entire Agreement.  This Amendment and the Purchase Agreement set forth the entire understanding of the parties with respect to the subject matter hereof and thereof. Any previous understandings between the parties regarding the subject matter hereof and thereof are merged into and superseded by this Amendment and the Purchase Agreement.

                     9.     Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

                     10.     Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

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                     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Purchase Agreement as of the date set forth in the first paragraph hereof.

OPTIMARK HOLDINGS, INC.

By:	/s/ Robert J Warshaw

Name: Robert J Warshaw Title: CEO

SOFTBANK CAPITAL PARTNERS LP

By:	SOFTBANK Capital Partners LLC Its General Partner

By:	/s/ Steven J. Murray

Name: Steven J. Murray Title: Admin. Member
Address: 1188 Centre Street Newton Center, Massachusetts 02459 Attention: Ron Fisher Facsimile No.: (617) 928-9301

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SOFTBANK CAPITAL LP

By:	SOFTBANK Capital Partners LLC Its General Partner

By:	/s/ Steven J. Murray

Name: Steven J. Murray Title: Admin. Member
Address: 1188 Centre Street Newton Center, Massachusetts 02459 Attention: Ron Fisher Facsimile No.: (617) 928-9301

SOFTBANK CAPITAL ADVISORS FUND LP

By:	SOFTBANK Capital Partners LLC Its General Partner

By:	/s/ Steven J. Murray

Name: Steven J. Murray Title: Admin. Member
Address: 1188 Centre Street Newton Center, Massachusetts 02459 Attention: Ron Fisher Facsimile No.: (617) 928-9301

Acknowledged and Agreed

BIG ISLAND LLC

By:

By:	/s/ David R. Duncan

Name: David R. Duncan Title: Manager
Address: 1777 South Harrison Street Penthouse One Denver, Colorado 80210 Attention: David R. Duncan Facsimile No.: (303) 757-0252

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Annex A

Schedule of Initial Purchasers

Softbank Capital Partners LP
Softbank Capital LP
Softbank Capital Advisors Fund LP